Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Comtech Telecommunications Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type		Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)
Fees to be Paid	Equity	(1)	Common Stock, $0.10 par value per share	457(o)	-	-	-	-	-
Fees to be Paid	Equity	(1)	Preferred Stock, $0.10 par value per share	457(o)	-	-	-	-	-
Fees to be Paid	Other	(1)	Debt Securities	457(o)	-	-	-	-	-
Fees to be Paid	Other	(1)	Warrants	457(o)	-	-	-	-	-
Fees to be Paid	Other	(1)	Purchase Contracts	457(o)	-	-	-	-	-
Fees to be Paid	Other	(1)	Units	457(o)	-	-	-	-	-
Fees to be Paid	Unallocated (Universal) Shelf	(1)	-	457(o)	(2)	(2)	$125,000,000	.0001381	$17,262.50
	Total Offering Amounts						$125,000,000		$17,262.50
	Total Fees Previously Paid								$—
	Total Fee Offsets								$17,262.50	(3)
	Net Fee Due								$—
(1) Represents securities that may be offered and sold from time to time, separately, together or as units, in one or more offerings by Comtech Telecommunications Corp.
(2) This registration statement covers an indeterminate amount and number of securities of each identified class of securities up to a proposed maximum aggregate offering price of $125,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on conversion, redemption, repurchase, exchange or exercise of other securities. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder.
(3) The registrant previously paid a registration fee of $48,480 in connection with the registration of an indeterminate number of common stock, preferred stock, debt securities, warrants, purchase contracts and units with an aggregate offering price not to exceed $400,000,000 previously registered on a registration statement on Form S-3 (Registration No. 333-228691) filed with the Securities and Exchange Commission on December 6, 2018 and declared effective on December 14, 2018 (the “Prior Registration Statement”). No securities were sold under the Prior Registration Statement, which has been terminated. Pursuant to Rule 457(p) under the Securities Act, the Registrant previously offset $18,540 of the total filing fee due under its Registration Statement on Form S-3 (File Number 333-266122), filed on July 13, 2022 (the “2022 Registration Statement”), against the unused registration fee paid in connection with the Prior Registration Statement. No securities were sold under the 2022 Registration Statement, which has been terminated. Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting $17,262.50 of the unused registration fee paid in connection with the Prior Registration Statement against the $17,262.50 registration fee due for this registration statement (resulting in a balance of $31,217.50 of unused registration fee paid in connection with the Prior Registration Statement).

Exhibit 107
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed		Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Comtech Telecommunications Corp.	S-3	333-228691	December 6, 2018	-	$17,262.50	Unallocated (Universal) Shelf	(3)	-	(3)	-	(3)	$400,000,000	(3)	-
Fee Offset Sources	Comtech Telecommunications Corp.	S-3	333-228691	-	December 6, 2018	-	-		-		-		-		$48,480	(3)